Exhibit 32(a)


                Written Statement of the Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350
                          -----------------------------

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman and Chief Executive Officer of Nobility Homes, Inc. (the "Company"), hereby certify that:

        1. The Annual Report on Form 10-K of the Company for the quarter ended August 2, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



 DATE:  January 29, 2004                By:  /s/ Terry E. Trexler
                                        ----------------------------------------
                                        Terry E. Trexler, Chairman,
                                        President and Chief Executive Officer